As filed with the Securities and Exchange Commission on March 8, 2019

Registration Nos. 333-223199 and 333-223199-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SIMON PROPERTY GROUP, INC. AND
SIMON PROPERTY GROUP, L.P.

(Exact name of registrants as specified in its charter)

Simon Property Group, Inc.—Delaware Simon Property Group, L.P.—Delaware (State or other jurisdiction of incorporation or organization)	Simon Property Group, Inc.—04-6268599 Simon Property Group, L.P.—34-1755769 (I.R.S. Employer Identification No.)

225 West Washington Street, Indianapolis, IN 46204; (317) 636-1600

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Steven E. Fivel
Simon Property Group
225 West Washington Street
Indianapolis, Indiana 46204

(317) 636-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward F. Petrosky

J. Gerard Cummins
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019

(212) 839-5300

Approximate date of commencement of proposed sale to the public:  From time to time or at one time after the effective date of the Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒ (Simon Property Group, Inc.)	Accelerated filer ☐	Non-accelerated ☒ (Simon Property Group, L.P.)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement is being filed to correct the Consent of Independent Registered Public Accounting Firm, included as Exhibit 23.1 and Exhibit 23.2 to the Simon Property Group, Inc. and Simon Property Group, L.P. Annual Report on Form 10-K, as filed with the Securities Exchange Commission on February 22, 2019.  The consents of Ernst & Young LLP filed as Exhibits 23.1 and 23.2 to the Annual Report on Form 10-K incorrectly referred to a Registration Statement on Form S-3 of Simon Property Group, Inc. and Simon Property Group, L.P. that is no longer in effect instead of this Registration Statement on Form S-3.  This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 is being filed solely to include as Exhibit 23.3 a corrected consent of Ernst & Young LLP that references this Registration Statement on Form S-3 (333-223199 and 333-223199-01).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits.

Exhibit No.	Description of Exhibit

23.3	Consent of Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on March 8, 2019.

SIMON PROPERTY GROUP, INC.

By:	/s/ David Simon
David Simon,
Chairman of the Board of
Directors, Chief
Executive Officer and President

SIMON PROPERTY GROUP, L.P.

By:	Simon Property
Group, Inc., General
Partner

By:	/s/ David Simon
David Simon,
Chairman of the Board of
Directors, Chief
Executive Officer and President